UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

EMBREX, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-19495	56-1469825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1040 SWABIA COURT, DURHAM, NORTH CAROLINA 27703

(Address of principal executive offices)

(919) 941-5185

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Severance Agreement

On March 13, 2006, Embrex, Inc. (the “Company”) entered into a Severance and General Release Agreement with Brian Hrudka (the “Severance Agreement”) under which Mr. Hrudka, the Company’s Vice President, Global Marketing, resigned from any and all positions held with the Company. The Severance Agreement became effective on March 20, 2006, following the expiration of a seven-day revocation period under the Severance Agreement. Mr. Hrudka’s resignation became effective as of March 10, 2006 (the “Resignation Date”).

Under the Severance Agreement, Mr. Hrudka will receive severance payments in the amount of $7,500.00 per month, less required withholdings, on or before the last day of each month commencing on March 31, 2006 and ending on December 31, 2006. Mr. Hrudka will not receive a payout of any accrued but unused vacation, and, as of and after the Resignation Date, he will not be entitled to any employee benefits or be a participant in the Company’s 401(k) Plan or any other plan of any type. The Severance Agreement includes a release of customary claims and a covenant not to sue on any matters relating to the employment of Mr. Hrudka arising before the execution of the Severance Agreement. Mr. Hrudka also agrees (i) not to disclose, use, or aid third parties in obtaining or using any of the Company’s confidential or proprietary information, (ii) not to solicit any of the Company’s employees or disparage the Company for a period of 24 months, and (iii) not to compete with the Company in the in ovo delivery business within certain geographical areas for a period of 24 months.

Independent Contractor Agreement

On March 20, 2006, the Company entered into an Independent Contractor Agreement with Brian Hrudka (the “Independent Contractor Agreement”), under which Mr. Hrudka will provide consulting services as an independent contractor to the Company in support of its strategic marketing initiatives and in connection with certain pending litigations. Mr. Hrudka will receive $200.00 per hour for his services plus reimbursement of pre-approved out-of-pocket expenses. The Independent Contractor Agreement has a term of March 20, 2006 through March 19, 2008 and is renewable by written agreement.

The Company may terminate the Independent Contractor Agreement at any time without notice upon Mr. Hrudka’s material breach of any written agreement between the parties, revocation or purported revocation of any release of claims against the Company, or assertion of any claims against the Company covered by any such release. Either party may terminate the Independent Contractor Agreement for any reason as of 90 days following written notice to the other party. The Independent Contractor Agreement is freely assignable by the Company, but Mr. Hrudka may not assign the Independent Contractor Agreement without the prior written consent of the Company.

The Independent Contractor Agreement does not limit Mr. Hrudka to performing services exclusively for the Company, provided that he complies with all non-competition and non-solicitation agreements with the Company. The Independent Contractor Agreement also includes standard invention assignment and confidentiality provisions.

Copies of the Severance Agreement and the Independent Contractor Agreement are filed as exhibits to this Form 8-K and are incorporated by reference herein. The foregoing description of these agreements is qualified in its entirety by reference to the full text of such exhibits.

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Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Severance and General Release Agreement dated March 13, 2006 between Embrex and Brian Hrudka

10.2	Independent Contractor Agreement dated March 20, 2006 between Embrex and Brian Hrudka

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBREX, INC.

	By:	/s/ Randall L. Marcuson
	Name:	Randall L. Marcuson
Dated: March 24, 2006	Title:	President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Severance and General Release Agreement dated March 13, 2006 between Embrex and Brian Hrudka

10.2	Independent Contractor Agreement dated March 20, 2006 between Embrex and Brian Hrudka

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